NEWS RELEASE

For Immediate Release	Contact:	Deanna Hart	Angela English
January 23, 2026		Investor Relations	Corporate Communications
		919-716-2137	803-931-1854

FIRST CITIZENS BANCSHARES REPORTS FOURTH QUARTER 2025 EARNINGS

RALEIGH, N.C. -- First Citizens BancShares, Inc. (“BancShares”) (Nasdaq: FCNCA) reported earnings for the fourth quarter of 2025.

Chairman and CEO Frank B. Holding, Jr. said: “We delivered solid return metrics in the fourth quarter while credit quality remained stable and we achieved strong loan growth, led by Global Fund Banking. We returned an additional $900 million of capital to our stockholders during the quarter through share repurchases and prepaid $2.5 billion of the Purchase Money Note. Our capital and liquidity positions remain strong. We are excited about our prospects for 2026.”

BMO BRANCH ACQUISITION
On October 16, 2025, First-Citizens Bank & Trust Company (“First Citizens Bank”), the wholly owned banking subsidiary of BancShares, announced that it had entered into an agreement to acquire 138 branches from BMO Bank N.A. (“BMO Bank”) located throughout the Midwest, Great Plains and West regions of the U.S. (the “BMO Branch Acquisition”). In connection with the BMO Branch Acquisition, First Citizens Bank expects to assume approximately $5.7 billion in deposits and acquire approximately $1.1 billion in loans. BancShares expects the transaction to close in the second half of 2026, subject to customary closing terms and conditions and regulatory approvals.

FINANCIAL HIGHLIGHTS
Measures referenced below “as adjusted” or “excluding PAA” (or purchase accounting accretion) are non-GAAP financial measures. Refer to the Financial Supplement available at ir.firstcitizens.com or www.sec.gov for a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Net income for the fourth quarter of 2025 (“current quarter”) was $580 million, compared to $568 million for the third quarter of 2025 (“linked quarter”). Net income available to common stockholders for the current quarter was $566 million, or $45.81 per common share, a $12 million increase from $554 million, or $43.08 per common share, in the linked quarter.

Adjusted net income for the current quarter was $648 million, compared to $587 million for the linked quarter. Adjusted net income available to common stockholders was $634 million, or $51.27 per common share, a $61 million increase from $573 million, or $44.62 per common share, in the linked quarter.

SEGMENT REPORTING UPDATE
During the current quarter, the composition of the Commercial Bank segment was expanded to include SVB Commercial, which was previously a separate segment, and prior period segment financial information was recast accordingly.

NET INTEREST INCOME AND MARGIN
•Net interest income was $1.72 billion for the current quarter, a decrease of $12 million from the linked quarter. Net interest income, excluding PAA, was $1.67 billion in both the current and linked quarters.
◦Interest income on interest-earning deposits at banks decreased $39 million due to a lower average balance and a decline in yield.
◦Interest income on loans decreased $10 million, mainly due to a decline in yield and a $12 million decrease in loan PAA, partially offset by the impact of a higher average balance. Interest income on loans, excluding loan PAA, increased $2 million.

◦Interest income on investment securities decreased $9 million due to decreases in the average balance and yield.
◦Interest expense on borrowings increased $4 million due to increases in the rate paid and the average balance.
◦Interest expense on interest-bearing deposits decreased $50 million due to a lower rate paid, partially offset by the impact of a higher average balance.
•Net interest margin (“NIM”) was 3.20% compared to 3.26% in the linked quarter, a decrease of 6 basis points. NIM, excluding PAA, was 3.11%, compared to 3.15% in the linked quarter, a decrease of 4 basis points.
◦The yield on average interest-earning assets was 5.48%, a decrease of 16 basis points from the linked quarter, mainly due to the following:
▪A lower loan yield resulting from lower interest rates and a decline in loan PAA, partially offset by the impact of a higher average balance.
▪A lower yield on interest-earning deposits at banks resulting from a decline in the federal funds rate, and a lower average balance.
◦The rate paid on average interest-bearing liabilities was 3.03%, a decrease of 13 basis points from the linked quarter, primarily due to a lower rate paid on interest-bearing deposits, partially offset by the impact of a higher average balance of interest-bearing deposits.
NONINTEREST INCOME AND EXPENSE
•Noninterest income was $715 million, compared to $699 million in the linked quarter, an increase of $16 million. Adjusted noninterest income was $529 million, compared to $518 million in the linked quarter, an increase of $11 million. The increases in noninterest income and adjusted noninterest income were primarily due to an increase of $8 million in rental income on operating lease equipment ($7 million increase when adjusted for depreciation and maintenance expenses). Increases in wealth management services and international fees were partially offset by decreases in client investment fees and lending-related fees. Additionally, a $9 million loss on extinguishment of debt was recognized for the $2.5 billion partial prepayment of the Purchase Money Note.
•Noninterest expense was $1.57 billion, compared to $1.49 billion in the linked quarter, an increase of $81 million. Adjusted noninterest expense was $1.37 billion, compared to $1.28 billion in the linked quarter, an increase of $89 million. The increases in noninterest expense and adjusted noninterest expense were primarily due to the following:
◦Personnel cost increased $32 million, primarily driven by higher temporary labor to support technology related projects, performance-based incentive compensation, and health insurance claims as employees reached their out-of-pocket deductibles.
◦Equipment expense increased $14 million, largely due to higher software-related costs as BancShares continues to scale its technology platforms.
◦Marketing expense increased $12 million, mostly due to marketing promotions for Direct Bank deposits.
◦Professional fees increased $8 million, mainly due to consulting services.
◦Third-party processing fees increased $8 million.
BALANCE SHEET SUMMARY
•Loans and leases were $147.93 billion at December 31, 2025, an increase of $3.17 billion or 2.2%, compared to $144.76 billion at September 30, 2025. Commercial Bank segment loan growth of $3.44 billion, mainly concentrated in Global Fund Banking, was partially offset by a decrease in General Bank segment loans of $267 million, which reflected a transfer of $694 million residential mortgage loans to held for sale.
•Total investment securities were $41.56 billion at December 31, 2025, a decrease of $3.56 billion since September 30, 2025. Investment securities were a significant funding source for the $2.5 billion partial prepayment of the Purchase Money Note, which along with the impact of net purchases, maturities and paydowns, contributed to the decrease in investment securities. Purchases of approximately $6.49 billion during the current quarter remained concentrated in short duration available for sale U.S. treasury and agency mortgage-backed securities. Sales of approximately $2.62 billion of investment securities during the current quarter resulted in a realized gain of $3 million.
•Deposits were $161.58 billion at December 31, 2025, a decrease of $1.61 billion or 1.0%, since September 30, 2025, primarily attributable to a decline in Commercial Bank segment deposits of $1.34 billion, mainly driven by expected seasonal outflows and the continued migration into off-balance sheet client funds within Global Fund Banking. Additionally, Direct Bank deposits declined $344 million and General Bank segment deposits increased $200 million.
•Noninterest-bearing deposits declined by $2.10 billion (4.9% from the linked quarter) and represented 25.2% of total deposits as of December 31, 2025, compared to 26.2% at September 30, 2025. The cost of average total deposits was 2.09% for the current quarter, compared to 2.25% for the linked quarter.
•Borrowings were $36.01 billion at December 31, 2025, a decrease of $2.67 billion, compared to $38.68 billion at September 30, 2025, mainly due to the $2.5 billion partial prepayment of the Purchase Money Note.
•Funding mix remained stable with 81.8% of total funding comprised of deposits.
•Interest-earning deposits at banks were $19.80 billion at December 31, 2025, a decrease of $5.00 billion compared to $24.80 billion at September 30, 2025, a function of the balance sheet trends discussed above.

PROVISION FOR CREDIT LOSSES AND CREDIT QUALITY
•Provision for credit losses totaled $54 million for the current quarter, compared to $191 million for the linked quarter. The current quarter provision for credit losses included a provision for loan and lease losses of $59 million, partially offset by a benefit for off-balance sheet credit exposure of $5 million.
◦The provision for loan and lease losses for the current quarter was $59 million, compared to $214 million for the linked quarter. The $155 million decrease was mainly attributable to a decline in net charge-offs of $91 million, along with the impact of an $86 million reserve release in the current quarter, compared to a $20 million reserve release in the linked quarter.
◦The $86 million reserve release in the current quarter was driven by lower specific reserves for individually evaluated loans, loan growth concentrated in capital call lines which have a lower loss rate relative to our other loan portfolios, and improvements in the economic outlook and credit quality.
◦The benefit for off-balance sheet credit exposure for the current quarter was $5 million, compared to $23 million in the linked quarter.
•Net charge-offs were $143 million (0.39% of average loans) for the current quarter, compared to $234 million (0.65% of average loans) for the linked quarter. The $91 million decrease was mainly due to an $82 million charge-off in the linked quarter on a single supply chain finance client in the Commercial Bank segment.
•Nonaccrual loans were $1.31 billion (0.88% of loans) at December 31, 2025, compared to $1.41 billion (0.97% of loans) at September 30, 2025. The decrease in nonaccrual loans was mainly in Tech and Healthcare within the Commercial Bank segment.
•The allowance for loan and lease losses totaled $1.57 billion at December 31, 2025, compared to $1.65 billion at September 30, 2025. The decrease is discussed above. The allowance for loan and lease losses as a percentage of loans was 1.06% at December 31, 2025, compared to 1.14% at September 30, 2025.
CAPITAL AND LIQUIDITY
•Capital ratios remained well above regulatory requirements. The estimated total risk-based capital, Tier 1 risk-based capital, Common equity Tier 1 risk-based capital, and Tier 1 leverage ratios were 13.71%, 11.91%, 11.15%, and 9.29%, respectively, at December 31, 2025. During the current quarter, BancShares issued Series D perpetual preferred stock for an aggregate amount of $500 million, which is included in Tier 1 capital.
•During the current quarter, we repurchased 479,470 shares of our Class A common stock for $900 million and paid a dividend of $2.10 per share on our Class A and Class B common stock. Shares repurchased during the current quarter represented 4.13% of Class A common shares and 3.80% of total Class A and Class B common shares outstanding at September 30, 2025.
◦From inception of the 2024 Share Repurchase Plan through December 31, 2025, we have repurchased 2,393,103 shares of our Class A common stock for $4.69 billion, representing 17.69% of Class A common shares and 16.47% of total Class A and Class B common shares outstanding as of June 30, 2024.
◦As of December 31, 2025, the total capacity remaining under the 2025 Share Repurchase Plan was $2.81 billion.
•Liquidity position remains strong as liquid assets were $56.01 billion at December 31, 2025, compared to $61.92 billion at September 30, 2025. The decrease of $5.91 billion is due to the decreases in interest-earning deposits at banks and investment securities as further discussed above in the Balance Sheet Summary.

EARNINGS CALL/ WEBCAST DETAILS
BancShares will host a conference call to discuss the company's financial results on Friday, January 23, 2026, at 9 a.m. Eastern time.
The call may be accessed via webcast on the company’s website at ir.firstcitizens.com or through the dial-in details below:
North America: 1-833-470-1428
All other locations: 1-929-526-1599
Access code: 837161

Our earnings release, investor presentation, and financial supplement are available at ir.firstcitizens.com. In addition, these materials will be furnished to the Securities and Exchange Commission (the “SEC”) on a Form 8-K and will be available on the SEC website at www.sec.gov. After the event, a replay of the call will be available via webcast at ir.firstcitizens.com.

ABOUT FIRST CITIZENS BANCSHARES
First Citizens BancShares, Inc. (Nasdaq: FCNCA), a top 20 U.S. financial institution with more than $200 billion in assets and a member of the Fortune 500TM, is the financial holding company for First-Citizens Bank & Trust Company (“First Citizens Bank”). Headquartered in Raleigh, N.C., First Citizens Bank has built a unique legacy of strength, stability and long-term thinking that has spanned generations. First Citizens offers an array of general banking services including a network of branches and offices nationwide; commercial banking expertise delivering best-in-class lending, leasing and other financial services coast to coast; innovation banking serving businesses at every stage; and a nationwide direct bank. Discover more at firstcitizens.com.

FORWARD-LOOKING STATEMENTS
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic (including the imposition of tariffs, retaliatory tariff measures, or trade barriers on trading partners), political (including impacts of any U.S. government shutdown), geopolitical events (including conflicts or developments in Ukraine, the Middle East and Latin America), natural disasters and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from previous bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including interest rate decisions by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums, changes in regulatory capital requirements, or limitations on credit card interest rates, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with BancShares’ previously completed acquisition transactions, the pending BMO Branch Acquisition, or any future transactions.

BancShares’ 2025 Share Repurchase Plan announced in July 2025 (“2025 SRP”) allows BancShares to repurchase shares of its Class A common stock through 2026. BancShares is not obligated under the 2025 SRP to repurchase any minimum or particular number of shares, and repurchases may be suspended or discontinued at any time (subject to the terms of any Rule 10b5-1 plan in effect) without prior notice. The authorization to repurchase Class A common stock will be utilized at management’s discretion. The actual timing and amount of Class A common stock that may be repurchased under the 2025 SRP will depend on a number of factors, including the terms of any Rule 10b5-1 plan then in effect, price, general business and market conditions, regulatory requirements, and alternative investment opportunities or capital needs.

Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its other filings with the SEC.

NON-GAAP MEASURES
Certain measures in this release, including those referenced as “adjusted” or “excluding PAA,” are “non-GAAP,” meaning they are numerical measures of BancShares’ financial performance, financial position or cash flows that are not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) because they exclude or include amounts or are adjusted in some way so as to be different than the most direct comparable measures calculated and presented in accordance with GAAP in BancShares’ statements of income, balance sheets or statements of cash flows and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares management believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results, financial position or cash flows to its investors, analysts and management. These non-GAAP measures should be considered in addition to, and not superior to or a substitute for, GAAP measures. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation. This information can be found in the Financial Supplement located in the Quarterly Results section of our website at https://ir.firstcitizens.com/financial-information/quarterly-results/default.aspx.